EXHIBIT 4.2


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                       AMENDED AND RESTATED ULTRAFEM, INC.
                   1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                    As Amended and Restated on June 17, 1997

                             (Formerly known as the
                      Ultrafem, Inc. 1995 Stock Option Plan
                           for Non-Employee Directors)

PART A- INTRODUCTION

      1. General. On September 28, 1995 the Board of Directors of Ultrafem, Inc. adopted the "Ultrafem, Inc.1995 Stock Option Plan For Non-employee Directors" which was approved by the stockholders of Ultrafem, Inc. on November 1, 1995. On June 17, 1997 the Board of Directors approved the amendment and restatement of the Plan, as the "Amended and Restated Ultrafem, Inc.1995 Stock Plan For Non-employee Directors."

      2. Definitions.

         (a) "Annual Retainer" means the amount payable to a Non-Employee Director for services rendered by him or her in such capacity during a fiscal year, as more specifically set forth in Section 7.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Change in Control" shall mean the occurrence of any of the following: (a) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; or (c) the Board shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or
(b) above.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         (e) "Common Stock" means the Common Stock, par value $.001 per share, of the Company or any security of the Company identified by the Board as having been issued in substitution or exchange therefor or in lieu thereof.

         (f) "Company" means Ultrafem, Inc., a Delaware corporation.

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         (g) "Compensation" means, collectively, the Initial Retainer, the
Annual Retainer, and the Meeting Fee Compensation.

         (h) "Director's Account" means a deferred compensation account to which Compensation may be credited, and in which the grant and exercise NQSOs may be recorded, in accordance with the Plan.

         (i) "Effective Date" means November 1, 1995, which is the date on which the Plan was approved by the requisite vote of the stockholders of the Company.

         (j) "Employee" means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

         (l) "Fair Market Value" as of a specified date means, (i) if the Shares are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of the Shares on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the Shares are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked price per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Board or a committee designated by the Board, in good faith.

         (m) "Initial Retainer" means the shares of Common Stock due to a Non-Employee Director for his or her initial retention as a Non-Employee Director, as more specifically set forth in Section 7.

         (n) "Meeting Fee Compensation" means the amount payable to a Non-Employee Director for meetings attended in person or by telephonic conference call by him or her during a fiscal year, as more specifically set forth in
Section 7.

         (o) "Non-Employee Director" means a member of the Board who is not an Employee of the Company.

         (p) "NQSO" means an option that is not qualified under Section 422A of the Code.


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         (q) "Officer" means an individual elected or appointed by the Board or chosen in such other manner as may be prescribed by the by-laws of the Company, as the case may be, to serve as such.

         (r) "Option Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the NQSO.

         (s) "Outstanding Shares" means the number of outstanding shares of the Common Stock .

         (t) "Participant" means a Non-Employee Director who has been granted an NQSO under the Plan or who has accrued Compensation under the Plan as a Non-Employee Director.

         (u) "Person" means any individual, corporation, partnership, association, joint- stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (v) "Plan" means the "Amended and Restated Ultrafem, Inc.1995 Stock Plan For Non-employee Directors."

         (w) "Prior Amounts" means amounts credited to the Director's Account prior to the effective date of a Participant's election to change the date of distribution of the aggregate number of shares of Common Stock credited to the Director's Account for services rendered as a director commencing with such fiscal year.

         (x) "Reorganization" means any capital reorganization, any reclassification of the shares of Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares of Common Stock), or a consolidation or merger of the Company with another person where the Company is the surviving corporation.

         (y) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule or regulation thereto. Accordingly, all references in the Plan to a specific paragraph of Rule 16b-3 shall be deemed to be references to such paragraph or to the applicable successor or replacement paragraph thereto.

         (z) "Share" means one share of Common Stock, adjusted in accordance with Section 13 hereof, as applicable.

      3. Shares. The aggregate number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed 250,000, subject to adjustment upon the occurrence of adjustments to the outstanding Common Stock described in
Section 13 hereof. If any NQSO


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granted under the Plan expires or is terminated for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such NQSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue pursuant to the Plan. Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Board. No fractional Shares shall be issued under the Plan.

      4. Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by compensating and providing incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors for services rendered, time expended and for risks assumed and value added, in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company, thus enhancing the value of the Company for the benefit of the Company's stockholders.

      5. Administration.

         (a) Generally. The Plan shall be administered, construed and interpreted by the Board. Pursuant to such authorization, the Board shall have the responsibility for carrying out the terms of the Plan. Subject to the terms of the Plan and applicable law, all designations, determinations, interpretations and other decisions under or with respect to the Plan, any NQSO or any Compensation shall be within the sole and absolute discretion of the Board, may be made at any time, and shall be final, conclusive and binding upon the Company, any Participant, any holder or beneficiary of any NQSO or Director's Account and any stockholder of the Company. To the extent permitted under the securities laws applicable to compensation plans (including, without limitation, the requirements of Section 16(b) of the Exchange Act or under the
Code), a duly authorized committee of the Board, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee shall satisfy the requirements of Rule 16b-3. The Board may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

         (b) Reliance and Indemnification of Board Members. The Board may employ attorneys, consultants, accountants or other persons and the Board, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith by the Board with respect to the Plan, any NQSO or Compensation granted thereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         (c) Director's Account. The Board shall maintain or cause to be maintained a journal or other record in which a separate account for each Participant shall be established. Whenever NQSOs are granted to or exercised by a Participant, or whenever Compensation is accrued by a Participant, the Participant's account shall reflect such grant, exercise or accrual and


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the Participant's account shall be appropriately adjusted in the event of any change in capitalization or transaction pursuant to Section 13 hereof.

      6. Term of the Plan. No NQSO shall be granted pursuant to the Plan, nor shall any Compensation accrue, on or after the tenth anniversary of the Effective Date, but NQSOs theretofore granted may be extended beyond that date and the Board shall have the authority to amend, alter, adjust, suspend, discontinue, or terminate any such NQSO, and to amend the Plan, beyond that date.

PART B -  DEFERRED COMPENSATION FOR NON-EMPLOYEE DIRECTORS

      7. Compensation. Effective July 1, 1997, each person who serves as a Non-Employee Director during a fiscal year of the Company shall be entitled to receive the Annual Retainer with respect to that fiscal year as set forth in subsection (a) below, and the Meeting Fee Compensation as set in subsection (b) below. Effective July 1, 1997, each person who becomes a Non-Employee Director, and has not previously received a NQSO or an Initial Retainer, shall be entitled to receive an Initial Retainer as set forth in subsection (c) below.

         (a) Annual Retainer. The Annual Retainer payable to Non-Employee Directors for services rendered as a Non-Employee director during a fiscal year as follows: 800 shares of Common Stock for Board membership; 600 shares of Common Stock for committee chairmanship; and 150 shares of Common Stock for committee membership. Payment shall be made annually, if not deferred pursuant to Section 8 of the Plan, on the first business day following the end of the fiscal year for which the Annual Retainer is payable, to each person who served as a Non-Employee Director during such year. If a Non-Employee Director for any reason does not serve a full fiscal year, the Annual Retainer for such incomplete fiscal year shall be pro- rated based on the number of full months during which the Participant served as a Non-Employee Director, and the payment therefor shall be made, if not deferred pursuant to Section 8 of the Plan, on the first business day following the end of the fiscal year for which the pro-rated Annual Retainer is payable.

         (b) Meeting Fee Compensation. The Meeting Fee Compensation payable to Non-Employee Directors for Board and committee meetings attended as a Non-Employee director during a fiscal year shall be paid in shares of Common Stock, as follows: 50 shares of Common Stock per meeting for Board meetings; and 25 shares of Common Stock per meeting for committee meetings. Payment shall be made annually, if not deferred pursuant to Section 8 of the Plan, on the first business day following the end of the fiscal year for which the Meeting Fee Compensation is payable.

         (c) Grant to New Directors. An Initial Retainer of 1,000 shares of Common Stock shall be payable to any person who becomes a Non-Employee Director at any time on or after July 1, 1997, serves as a Non-Employee Director for at least one year, and has not previously received a NQSO or an Initial Retainer, if not deferred pursuant to Section 8 of the


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Plan, on the first business day following the end of the fiscal year in which he or she became entitled to the Initial Retainer.

      8. Election To Defer.

         (a) Time of Election. As soon as practicable prior to the beginning of a fiscal year, a Non-Employee Director may elect to defer Compensation to be received pursuant to the Plan by directing that all of the Compensation which otherwise would have been payable in accordance with Section 7 above during such fiscal year and succeeding fiscal years shall be credited to the Director's Account. Any person who shall become a Non-Employee Director during any fiscal year, and who was not a Non-Employee Director of the Company prior to the beginning of such fiscal year, may elect, within 30 days after his or her term begins, to defer payment of all of his or her Compensation earned during the remainder of such fiscal year and for succeeding fiscal years. Under a valid election, such deferred Compensation shall be payable in accordance with Section 10 below.

         (b) Form and Duration of Election. An election to defer Compensation shall be made by written notice executed by the Non-Employee Director and filed with the Secretary of the Company. Such election shall continue until the Non-Employee Director terminates such election by subsequent written notice filed with the Secretary of the Company. Any such election to terminate deferral shall become effective beginning with the fiscal year following receipt of the election form by the Company and shall only be effective with respect to Compensation payable for services rendered as a Non-Employee Director thereafter. Amounts credited to the Director's Account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

         (c) Change of Election. A Non-Employee Director who has terminated his or her election to defer compensation hereunder may thereafter make another election in accordance with Section 8(a) to defer such compensation for the fiscal year subsequent to the filing of such election and succeeding fiscal years.

      9. The Director's Account. All Compensation that a Non-Employee Director has elected to defer under the Plan shall be credited to the Director's Account as follows:

         (a) As of the date the Compensation would otherwise be payable, there shall be credited to the Director's Account the number of full shares of Common Stock.

         (b) At the end of each fiscal year, there shall be credited to the Director's Account an amount equal to any stock dividends that would have been paid on the number of shares of Common Stock credited to the Director's Account as of the dividend record date, if any, occurring during such fiscal year as if such shares had been shares of issued and outstanding Common Stock on such record date. In addition, the Director's Account shall be subject to adjustment as provided for in Section 13 below.


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         (c) A Non-Employee Director shall not have any interest in the Common
Stock in his or her Director's Account until such Common Stock is distributed in accordance with the Plan.

      10. Distribution From Accounts.

         (a) Form of Election. At the time a Non-Employee Director makes an election to defer receipt of the Compensation pursuant to Section 8, such Non-Employee Director shall also file with the Secretary of the Company a written election with respect to the distribution of the aggregate number of shares of Common Stock to be credited to the Director's Account pursuant to such election. A Non-Employee Director may elect to receive such shares of Common Stock in one lump-sum payment to be paid as of (i) the first business day on or after the fifth anniversary of the date the Compensation would otherwise be payable, (ii) upon a Change in Control, or (iii) the earlier of (i) or (ii) as the Non-Employee Director may elect. Notwithstanding anything to the contrary contained herein, the Corporation may, by a vote of a majority of the disinterested directors, elect to distribute any shares of Common Stock credited to a Director's Account earlier than elected by the Non-Employee Director. A cash payment will be made with the distribution for any fraction of a share of Common Stock credited to the Director's Account.

         (b) Adjustment of Date of Distribution. A Non-Employee Director participating in the Plan may, prior to the beginning of any fiscal year, file another written election with the Secretary of the Company electing to change the date of distribution of the aggregate number of shares of Common Stock credited to the Director's Account for services rendered as a director commencing with such fiscal year. Prior Amounts credited to the Director's Account before the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time the Prior Amounts were credited to the Director's Account; provided, however, that a Non-Employee Director may elect to change the time at which Prior Amounts are to be paid, if (i) a written election to effect such change is filed with the Secretary of the Company at least one year before the earliest scheduled payment of the Prior Amounts and (ii) such change would not accelerate the Non-Employee Director's receipt of the Prior Amounts.

      11. Distribution On Cessation of Services. The balance in such Director's Account shall be paid on the first business day of the month immediately following the date of a Non- Employee Director's cessation of services as a director of the Company. If such distribution occurs due to the death of a Non-Employee Director, the balance in such Director's Account shall be paid to the beneficiary designated in writing by such Director. Such balance shall be paid to the estate of the Non-Employee Director if (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Director and no further beneficiary designation has been made.


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PART C - OPTIONS GRANTED UNDER THE PLAN PRIOR TO JULY 1, 1997.

      12. Non-qualified Stock Options.

         (a) Grant of NQSOs. Each person who is a Non-Employee Director at September 28, 1995, and any other person who becomes a Non-Employee Director after September 28, 1995 and on or prior to June 30, 1997, shall automatically be granted one option to purchase 15,000 shares of Common Stock, subject to all provisions of the Plan.

         (b) Exercise Price. The price at which each Share covered by a NQSO may be purchased pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the date immediately preceding the date of grant.

         (c) Terms and Conditions. All NQSOs granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or NQSO), in substantially the form annexed hereto, which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section, and to such other terms and conditions as shall be determined by the Board in its sole and absolute discretion which are not inconsistent with the Plan:

            (i) except as set forth in Section 13(d) hereof all NQSOs granted to a Participant shall vest as follows: 5,000 immediately, and 2,500 per year for the subsequent four years;

            (ii) the failure of a NQSO to vest for any reason whatsoever shall cause the NQSO to expire and be of no further force or effect;

            (iii) unless terminated earlier pursuant to Section 12(e) hereof, the term of each NQSO shall in no event be more than ten years from the date of the grant;

            (iv) NQSOs shall not be transferable by the holder otherwise than by will or by the laws of descent and distribution and shall be exercised during the lifetime of the holder only by the holder; provided, however, that if so determined by the Board, a Participant, in the manner established by the Board, may designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any NQSO, upon the death or permanent disability of the Participant;

            (v) except as provided in clause (iv) above, no NQSO or interest therein may be transferred, assigned, pledged or hypothecated by the holder during the holder's lifetime whether by operation of law or otherwise, or be made subject to execution, attachment or similar process; and



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            (vi) payment for the Shares to be received upon exercise of a NQSO shall be made in full in cash, or as provided in (d) below.

         (d) Exercise. The holder of an NQSO may exercise the same by filing with the Corporate Secretary of the Company a written election, in such form as the Board may determine, specifying the number of Shares with respect to which such NQSO is being exercised and such election notice shall be accompanied by
(i) such documentation, if any, as may be required by the Company as provided in
Section 16(h), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate NQSO price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate Fair Market Value on the date of exercise is equal to the aggregate NQSO exercise price of the Shares being purchased, or (iii) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice documentation and the aggregate NQSO exercise price for all of the Shares covered by the notice shall be the date as of which the Shares so purchased shall be deemed to have been issued. The Participant entitled to exercise the NQSO shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this Section.

         (e) Termination of NQSOs. NQSOs granted under the Plan shall expire immediately upon a Participant ceasing to be a member of the Board, provided that if a Non- Employee Director ceases to be a member of the Board due to death or permanent disability, the NQSO shall be exercisable as provided in this subsection 12(e). The Participant (or his or her duly appointed guardian, conservator, executor or administrator, as the case may be) shall have the privilege of exercising the unexercised portion of the NQSO which the Participant could have exercised on the day on which his or her status as a Non-Employee Director ceased due his or her death or disability, provided, however, that such exercise must be in accordance with the terms of this Agreement and within one year of the Participant's disability or death, as the case may be. In no event, however, shall the Participant (or his or her duly appointed guardian, conservator, executor or administrator, as the case may be), exercise the NQSO after the expiration date specified therein.

         (f) Share Certificates. All certificates for Shares delivered under the Plan pursuant to any NQSO or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, and any applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


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PART D - GENERAL

      13. Recapitalization.

         (a) Corporate Flexibility. The existence of the Plan and the NQSOs granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any NQSO or the Common Stock.

         (b) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, if the Outstanding Shares shall be divided into a greater number of Outstanding Shares, or a dividend in shares of Common Stock shall be paid in respect of shares of Common Stock, the Shares pursuant to NQSO's, the Director's Accounts, and the Plan, in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely if the Outstanding Shares shall be combined into a smaller number of Outstanding Shares, the Shares pursuant to NQSO's, the Director's Accounts, and the Plan, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

         (c) Adjustments Upon Reorganizations. Subject to any required action by the stockholders of the Company, in case of any Reorganization, a Participant shall thereafter, with respect to any NQSO be entitled to purchase, and with respect to any Shares in a Director's Account be entitled to receive, the kind and number of shares of stock or other securities or property of the Company receivable upon such Reorganization by a stockholder holding the number of Shares which the Participant may be entitled to purchase or receive under an NQSO or Director's Account, prior to such Reorganization.

         (d) Adjustments Upon Merger or Dissolution. If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the NQSO granted hereunder or for new accounts in lieu of Director's Accounts as provided for hereunder, or for the express assumption of such outstanding NQSOs and Director's Accounts, by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any NQSO theretofore granted under this Plan shall


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have the right not less than five days prior to the record date for the determination of stockholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise the NQSO, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option (provided, that any conditions precedent to such exercise set forth in any Option Agreement granted under this Plan, other than the passage of time, have been satisfied). In any such event, the Company will mail or cause to be mailed to each Participant a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation; such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding NQSO is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding NQSOs granted hereunder and any and all rights thereunder shall terminate as of said date.

      14. Election to Decline Participation. With respect to NQSOs, a Non-Employee Director otherwise eligible to participate in the Plan may make an irrevocable, one-time election by written notice to the Secretary of the Company within thirty days after his or her initial election or appointment to the Board to decline to participate in the Plan or, in the case of Non-Employee Directors in office on the date the Plan was adopted by the Board, within thirty days of such adoption. With respect to Compensation, a Non-Employee Director otherwise eligible to participate in the Plan may make an irrevocable election by written notice to the Secretary of the Company within thirty days after his or her initial election or appointment to the Board to decline to participate in the Plan or, in the case of Non-Employee Directors in office on the date the amended and restated Plan was adopted by the Board, within thirty days of such adoption. A written election to decline Compensation or to receive Compensation may be terminated with respect to a given fiscal year by written notice to the Secretary of the Corporation prior to the beginning of that fiscal year.

      15. Amendment and Termination.

         (a) Modifications to the Plan. The Board, insofar as permitted by law, may from time to time, amend or terminate the Plan; provided, however, that (i) no amendment or termination shall impair the rights of a Participant with respect to amounts then credited to the Director's Account and (ii) no amendment shall become effective without approval of the stockholders of the Company if such stockholder approval is required to enable the Plan to satisfy applicable state or Federal statutory or regulatory requirements.

         (b) Rights of Participant. No amendment, suspension or termination of the Plan that would adversely affect the right of any Participant with respect to an outstanding NQSO or Director's Account will be effective without the written consent of the affected Participant.


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         (c) Correction of Defects, Omissions and Inconsistencies. The Board may
correct any defect, supply any omission or reconcile any inconsistency in the Plan or any NQSO in the manner and to the extent it shall deem desirable to carry the Plan into effect.

      16. Miscellaneous.

         (a) Stockholders' Rights; No Rights to Assets or Voting Rights. No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant's having been granted a NQSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan except as to Shares, if any, that have been issued or transferred to such Participant. With respect to NQSOs, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise of such NQSO. The establishment and maintenance of, or allocation and credits to, the Director's Account shall not vest in the Participant or his or her beneficiary any right, title or interest in and to any specific assets of the Company. A Participant shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in Section 9(b) with respect to dividends and as provided in Section 13 above) until the shares of Common Stock credited to a Director's Account are distributed. The rights of a Participant (or his or her beneficiary) to receive payments under this Plan shall be no greater than the right of an unsecured general creditor of the Company.

         (b) No Rights to Options. No Non-Employee Director or Participant shall have any claim to be granted any NQSO under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors, Participants, or holders or beneficiaries of NQSOs under the Plan. The terms and conditions of NQSOs need not be the same or similar with respect to each recipient.

         (c) No Right to Continue as Director. Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Board or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

         (d) Annual Statement. Each Participant will receive an annual statement indicating the number of shares of Common Stock credited to the Director's Account as of the end of the preceding fiscal year, and the number of Shares exercisable pursuant to any NQSO.

         (e) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law, and applicable Federal law.

         (f) Severability. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

         (g) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

         (h) Representations. The Board may require, as a condition to the right to exercise an NQSO or receive payment of the Compensation (whether directly or from the Director's Account), that the Company receive from the Participant, representations, warranties and agreements to the effect that the Shares are being purchased or accepted by the Participant only for investment and without any present intention to sell or otherwise distribute such Shares and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

         (i) Withholding. The Company shall be authorized to withhold from any Director's Account, NQSO granted or exercised, or any payment due under the Plan, the amount of withholding taxes due in respect thereof, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Upon the exercise of a NQSO or receiving distributions from the Director's Account, the Participant receiving Shares pursuant thereto may be required to pay the Company the amount of any such withholding taxes which is required to be withheld with respect to such Shares.

         (j) Cost of the Plan. The costs and expenses of administering the Plan shall be borne by the Company.

         (k) No Waiver of Breach. No waiver by any person at any time or any breach by another person of, or compliance with, any condition or provision of the Plan to be performed by such other person shall be deemed a waiver of the same, any similar or any dissimilar provisions or conditions at the same or at any prior or subsequent time.

         (l) No Trust or Fund Created. Neither the Plan nor any NQSO shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an NQSO, or a Directors' Account, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (m) Headings. The headings contained herein are for references purposes only and shall not affect in any way the meaning or interpretation of this Plan.

                          FORM OF NON-EMPLOYEE DIRECTOR
                        OPTION CERTIFICATE AND AGREEMENT

            This Option Certificate and Agreement ("Certificate") certifies that as of this _____ day of ______________, ____, Ultrafem, Inc., a Delaware corporation ("Ultrafem"), has granted to the person named below (the "Option Holder") an option ("Option") to purchase the following number of shares ("Option Shares") of Ultrafem's Common Stock, $.001 par value per share, under Ultrafem's 1995 Stock Option Plan for Non-Employee Directors (the "Plan").

Name of Option Holder:                        ______________________
Address of Option Holder:                     ______________________
                                              ______________________
Number of Option Shares:                      15,000
Exercise Price:                               ______________________
Option Expiration Date:                       The tenth anniversary of the date
                                              hereof.

The Options shall become exercisable as follows: with respect to the first 5,000 shares immediately and with respect to the other 10,000 shares as follows: 2,500 on each of the first, second, third and fourth anniversary of the date hereof. The Option may be exercised only by delivery by registered or certified mail to the Secretary of Ultrafem at its principal office of (1) written notice, signed by the Option Holder, of exercise in form and substance identical to Exhibit I attached hereto stating the number of Option Shares then being purchased; (2) payment of the aggregate Exercise Price such payment shall be in the form of (A) certified (unless such certification is waived by Ultrafem) check payable to the order of Ultrafem, Inc. or cash in the amount of the Exercise Price for such Option Share; (B) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of Ultrafem of which the aggregate fair market value on the date of exercise is equal to the aggregate Option Exercise Price of the Option Shares being purchased, or (C) a combination of these methods of payment; and (3) an executed investment letter in form and substance substantially identical to Exhibit II attached hereto. Delivery of said notice and such documentation shall constitute an irrevocable election of the Option Holder to purchase the Option Shares specified in said notice, and the date on which Ultrafem receives said notice and documentation shall be the date as of which the Option Shares so purchased shall be deemed to have been issued. Ultrafem shall issue and deliver to the Option Holder a stock certificate or certificates evidencing the Option Shares so purchased. The term "Fair Market Value" shall mean (i) if the shares of Common Stock are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of Common Stock on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the shares of Common Stock are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share of Common Stock are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of Common Stock on such date (or, if there was no trading in the shares of Common Stock on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the shares of Common Stock are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked price per share of the shares of Common Stock are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Board of Directors of Ultrafem (the "Board") or a committee thereof in good faith.

            Notwithstanding anything to the contrary contained herein, if the Option Holder shall cease to be a member of the Board for any reason, including, without limitation, death or permanent disability, (i) any portion of the Option which has not yet vested shall expire immediately, and (ii) any portion of the Option which is fully vested upon the date the Option Holder ceased to be a member of the Board will be exercisable in accordance with the terms hereof within one year from such date, but not beyond the Option Expiration Date.

            The Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution and shall be exercised during the lifetime of the Holder only by the Holder; provided, however, that the Option Holder may designate a beneficiary or beneficiaries to exercise the rights of the Option Holder, and to receive any property distributable, with respect to the Option upon the death or permanent disability of the Option Holder.

            The Option Holder agrees not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Option Shares unless and until all of the following have occurred: (i) the Option Shares are disposed of pursuant to and in conformity with an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or the Option Holder delivers to Ultrafem a written opinion of counsel, satisfactory to Ultrafem and its counsel, to the effect that the proposed disposition is exempt from the registration and prospectus delivery requirements of that Act; and (ii) the Option Holder delivers to Ultrafem a written opinion of counsel, satisfactory in form and substance to Ultrafem and its counsel, to the effect that the proposed disposition will not result in a violation of the securities laws of any state in the United States. Any attempted transfer and breach of this paragraph and the preceding paragraph and the preceding paragraph shall be null and void, and of no force or effect whatsoever.

            Subject to any required action by the stockholders of Ultrafem:

      (i) if outstanding shares of Ultrafem's Common Stock (the "Outstanding Shares") shall be divided into a greater number of Outstanding Shares or a dividend in shares of Common Stock shall be paid in respect of shares of Common Stock, the

            Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely if the Outstanding Shares shall be combined into a smaller number of Outstanding Shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased;

      (ii) when any adjustment is required to be made in the Exercise Price, the number of Option Shares purchasable upon the exercise of the Option shall be changed and the number determined by dividing (A) an amount equal to the number of Option Shares purchasable on the exercise of the Option immediately prior to such adjustment multiplied by the Exercise Price in effect immediately prior to such adjustment, by (B) the Exercise Price in effect immediately after such adjustment;

      (iii) in case of any capital reorganization, any reclassification of the shares of Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares of Common Stock), or a consolidation or merger of Ultrafem with another person where Ultrafem is the surviving corporation (collectively referred to as "Reorganizations"), the Option Holder shall thereafter be entitled to purchase the kind and number of shares of stock or other securities or property of Ultrafem receivable upon such Reorganization by a stockholder holding the number of Option Shares which the Option entitles the Option Holder to purchase from Ultrafem prior to such Reorganization; and in any case appropriate adjustment shall be made in the application of the provisions of this Certificate to the end that the provisions set forth herein (including the specified changes and other adjustments to the Exercise Price) shall thereafter apply to any Option Shares or other property thereafter purchasable upon exercises of the Option;

      (iv) a dissolution or liquidation of Ultrafem, or a merger or consolidation in which Ultrafem is not the surviving corporation, shall cause the Option to terminate. The Option Holder may, in such event, exercise at any time during a ten-day period ending on the fifth day prior to such dissolution or liquidation, or merger or consolidation in which Ultrafem is not the surviving corporation, the Option in whole or in part; provided, however, that if such merger or consolidation is to be consummated in whole or in part by the tender of shares of Common Stock to the surviving corporation, the Option Holder agrees to tender the Option Shares received upon exercise of the Option to the surviving corporation on the same terms and subject to the same conditions as are applicable to other stockholders of Ultrafem who are tendering their shares of Common Stock;

      (v) to the extent that the foregoing adjustments relate to stock or securities of Ultrafem, such adjustments shall be made by the Board of Directors of Ultrafem and its determination shall be final, binding and conclusive;

      (vi)  the adjustments described in the foregoing paragraphs (i) through
            (v) shall constitute the sole and exclusive adjustments to be made to the Option, or the number of or Exercise Price of the Option Shares, with respect to any of the events described in those paragraphs; and

      (vii) the grant of the Option shall not affect in any way the right or power of Ultrafem to make adjustments, reclassification, reorganizations or changes in its capital or business structure, or to merge or consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

            For purposes of this Certificate, a "Change in Control" of Ultrafem occurs if: (a) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than Audrey Contente is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Ultrafem's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or (c) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

            The Option shall immediately become exercisable upon a Change of Control of Ultrafem.

            Option Holder represents and agrees by signing this Certificate representing the Option Shares that if he/she exercises this Option in whole or in part, he/she will acquire the Option Shares upon such exercise for the purpose of investment and not with a view to the resale or distribution of such Option Shares, except as permitted by applicable securities laws, and that upon each exercise of the Option he/she will furnish to Ultrafem, as provided above, a written statement to such effect. The Option Holder will agree that Ultrafem may place on each certificate representing the Option Shares an appropriate legend or legends required by applicable federal and state securities laws.

            The Option Holder shall have no rights as a stockholder with respect to the Option Shares until the date of the issuance of a stock certificate or stock certificates evidencing the Option Shares to the Option Holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

            This Option shall expire immediately upon the Holder ceasing to be a member of the Board, provided that if the Holder ceases to be a member of the Board due to death or permanent disability, the vested portion of this Option will be exercisable in accordance with the terms contained herein within one year of the Holder ceasing to be a member of the Board.

            Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if Ultrafem shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been affected or obtained free of any conditions not acceptable to Ultrafem in its sole discretion, notwithstanding any termination of any Option or any portion of any Option during the period when exercisability has been suspended.

            This Certificate shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives. This Certificate shall be construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused this Agreement to be executed and delivered by their authorized representative as of the date above written.

                                    ULTRAFEM, INC.
                                    a Delaware corporation


                                    By:
                                       ---------------------------------------
                                          Name:  John Andersen
                                          Title: Chief Executive Officer

                                    EXHIBIT I

                               Notice of Exercise
                 (to be signed only upon exercise of the Option)

TO:   Ultrafem, Inc.

      The undersigned, the holder of the within Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase thereunder, _________ shares of the Common Stock of Ultrafem, Inc. and herewith makes payment of $____ therefor or surrenders the enclosed certificates of Common Stock duly endorsed for transfer to Ultrafem, Inc.


Dated: ________


                                 ----------------------------------------------
                                 (Signature must conform in all respects to name of holder as specified on the face of the Option)


                                 ----------------------------------------------
                                 Address

                                 ----------------------------------------------

                                   EXHIBIT II

TO:   Ultrafem, Inc.
      500 Fifth Avenue Suite 3620
      New York, NY 10110

Ladies and Gentlemen:

      The undersigned understands that the shares of Common Stock ("Shares") of Ultrafem, Inc., a Delaware corporation (the,"Company") that he/she has today purchased, have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

      The undersigned agrees not to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of any or all of the Shares otherwise than in accordance with the terms and provisions of that certain Option Certificate and Agreement dated ________, 19__ between the undersigned and the Company, the provisions of-which-are incorporated by reference herein. The undersigned agrees that the Company may issue stock transfer instructions to its transfer agent with respect to the Shares to the effect that there are restrictions on transfer as described above.

      The undersigned understands that there is no market for the Shares and there may never be a market for the Shares, and that even if a market develops for the Shares, as a result of the foregoing restrictions on transfer and the undersigned's representations and warranties hereunder and under aforementioned Option Certificate and Agreement, the undersigned may never be able to sell or dispose of the Shares and may thus have to bear the risk of his or her investment in the Shares for a substantial period of time, or forever.

      The undersigned further agrees to indemnify and hold the Company harmless at all times from and against any and all claims, actions, demands, liabilities, losses, damages, costs and expenses incurred by the Company as a result of the sale, transfer, assignment, pledge, hypothecation or other disposition by the undersigned of any or all of the Shares in violation of this letter, the aforementioned Option Certificate and Agreement, the Securities Act, or any other applicable law.

                                                Very truly yours,


                                                -------------------------------

                                FORM OF ELECTION

                     THE AMENDED AND RESTATED ULTRAFEM, INC.
                   1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

      Reference is hereby made to the Amended and Restated Ultrafem, Inc.1995 Stock Plan For Non- Employee Directors (the "Plan"). All capitalized terms used herein and not defined shall have the meaning ascribed to such term in the Plan. By checking the below listed boxes, the undersigned Non-Employee Director of the Company may elect to defer receipt of Compensation under the Plan, and the form of distributions under the Plan. The election is irrevocable once the fiscal year of the Company begins; however, it may be changed with respect to future fiscal years. This Form of Election is subject to the terms and conditions of the Plan.

ELECTION TO DEFER RECEIPT OF COMPENSATION

      |_| ELECTION TO DEFER RECEIPT OF COMPENSATION. If you do not check this box, or do not file this "Form of Election" with the Secretary of the Corporation, all Compensation will be paid currently, as it becomes due under the Plan.

EVENTS OF DISTRIBUTION:

      |_| The first business day on or after the fifth anniversary of the date the Compensation would otherwise be payable.

      |_| The first business day following a Change in Control.

      |_| The first business day after the earliest of the above listed events which were selected by the undersigned.

ELECTION TO DECLINE TO PARTICIPATE

      |_|ELECTION TO DECLINE TO PARTICIPATE. If you check this box you will not be entitled to Compensation under the Plan, until a new "Form of Election" is executed pursuant to the Plan, and then only with respect to future fiscal years of the Corporation.


ELECTION BY:                            ACCEPTED FOR FILING BY:


-------------------------------------   ----------------------------------------

                                        Secretary of Ultrafem, Inc.

Date:                                   Date:
     ------------------------                ------------------------

IF NO BOXES ON THIS FORM OF ELECTION ARE CHECKED, COMPENSATION WILL BE PAID CURRENTLY AS IT BECOMES DUE UNDER THE PLAN.